Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, AUGUST 5, 2009

STRATEGIC HOTELS & RESORTS REPORTS SECOND QUARTER 2009 RESULTS

CHICAGO – August 5, 2009 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the second quarter ended June 30, 2009.

Second Quarter Recap

•	Comparable funds from operations (Comparable FFO) was a loss of $0.03 per diluted share compared with income of $0.48 per diluted share in the prior year.

•	Quarterly Comparable EBITDA was $33.6 million compared with $74.1 million in the prior year.

•

North American total revenue per available room (Total RevPAR) decreased 28.7 percent and revenue per available room (RevPAR) decreased 30.6 percent driven by a 9.6 percentage point decrease in occupancy and a 20.7 percent decrease in average daily rate (ADR). Non-rooms revenue declined by 26.4 percent.

•

The company’s two Mexican properties were adversely impacted by events surrounding the H1N1 virus outbreak. Excluding these hotels, North American Total RevPAR would have decreased 25.5 percent and RevPAR would have decreased 27.3 percent.

•	European Total RevPAR decreased 28.0 percent (14.0 percent in constant dollars) and RevPAR decreased 25.2 percent (10.8 percent in constant dollars).

•

North American gross operating profit (GOP) and EBITDA margins contracted 810 basis points and 950 basis points, respectively. Excluding the company’s Mexican assets, North American GOP and EBITDA margins would have contracted 690 basis points and 820 basis points, respectively.

Chief Executive Officer Laurence Geller remarked, “We have recently seen some improvement in certain leading indicators and an overall increase in confidence pertaining to future economic conditions. Nevertheless, our financial results continue to be heavily influenced by the lingering recession and general weakness in the hotel industry, which is particularly acute in higher-end assets. While we saw declines in every segment of our business, the falloff in group activity was especially costly as we were forced to replace lost group occupancy with discounted transient business, leading to a significant decline in average rates and sharp contraction in profit margins.

During this challenging period we remained vigilant in controlling costs and, despite the drop in rates, are pleased to have achieved our stated objective of limiting our portfolio’s year-over-year percentage decline in EBITDA relative to its percentage decline in revenue to under a two-to-one ratio. We also continue to make progress on lowering corporate overhead costs as we reported corporate expenses of $5.5 million for the quarter, a 28 percent reduction from a year ago.”

Financial Results

The company reported second quarter 2009 financial results as follows:

•

Net loss attributable to common shareholders was $86.0 million, or $1.14 per diluted share, compared with net income attributable to common shareholders of $10.6 million, or $0.14 per diluted share, for the second quarter of 2008.

•	Comparable EBITDA was $33.6 million compared with $74.1 million for the second quarter of 2008.

•

FFO was a loss of $52.8 million, or $0.70 per diluted share, compared with income of $40.6 million, or $0.53 per diluted share, in the second quarter of 2008. Comparable FFO was a loss of $2.5 million, or $0.03 per diluted share, compared with income of $36.4 million, or $0.48 per diluted share, in the second quarter of 2008.

The company reported financial results for the six month period ending June 30, 2009 as follows:

•

Net loss attributable to common shareholders was $129.2 million, or $1.72 per diluted share, compared with net income attributable to common shareholders of $2.6 million, or $0.04 per diluted share, for the six month period ending June 30, 2008.

•	Comparable EBITDA was $56.3 million compared with $129.8 million for the six month period ending June 30, 2008.

•

FFO was a loss of $63.4 million, or $0.84 per diluted share, compared with income of $59.9 million, or $0.79 per diluted share, in the six months ending June 30, 2008. Comparable FFO was a loss of $13.9 million, or $0.18 per diluted share, compared with income of $58.9 million, or $0.77 per diluted share, in the six month period ending June 30, 2008.

Impairment Losses and Other Charges

Second quarter 2009 results include impairment of goodwill and other charges totaling $49.8 million, including impairment of goodwill of $41.9 million and write-offs of $7.9 million related to the abandonment of certain capital projects.

These one-time charges have been excluded from Comparable EBITDA, FFO and FFO per share metrics.

Liquidity

As of the end of the second quarter, the company had $398.4 million available on its $400.0 million bank credit facility against $261.3 million total outstanding, leaving $137.1 million of liquidity. Certain financial covenants limit availability on the facility, including cash flow generated by five borrowing base assets, calculated on a trailing twelve month basis. These hotels include the Four Seasons in Mexico City and Punta Mita, both of which have been impacted by the H1N1 virus outbreak during the second quarter, security concerns associated with traveling to Mexico and general economic weakness. As a result, availability on the facility is projected to be further restricted in future quarters, thus putting increased pressure on the company’s liquidity position.

Mr. Geller commented, “The spread, and perceived threat, of the H1N1 virus had a serious negative impact on our two Mexican assets. RevPAR at these hotels declined 57.7% during the second quarter and EBITDA decreased $7.2 million from the prior period. We are cognizant of the restrictions this puts on the availability on our bank credit facility and constantly monitor our liquidity position.”

Subsequent Event

The company entered into a joint venture agreement on its existing 60-acre ocean front land parcel near the Four Seasons Punta Mita Resort in Nayarit, Mexico with Cantiles de Mita, S.A. de C.V., a wholly owned subsidiary of DINE, the master developer of Punta Mita and original seller of the land parcel. In exchange for a 50 percent interest in the land, the company is released from its final installment payment of $17.5 million due in August 2009 and receives a preferred position which entitles the company to receive the first $12.0 million of distributions generated from the project with any excess distributions split equally among the partners.

Earnings Call

The company will conduct its second quarter 2009 conference call for investors and other interested parties on August 6, 2009 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4214 (toll international: 617-213-4866) with pass code 19665792. To participate on the web cast, log on to http://www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=PEXWEGEC3 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on August 6, 2009, through 11:59 p.m. ET on August 13, 2009. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 67405958. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the second quarter information section.

Portfolio Definitions

North American hotel comparisons for the second quarter 2009 are derived from the company’s hotel portfolio at June 30, 2009, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the second quarter 2009 are derived from the company’s European owned and leased hotel properties at June 30, 2009.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,358 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; demand for hotel rooms in our current and proposed market areas; outbreak of contagious diseases such as the H1N1 virus; our liquidity and refinancing demands; availability of capital; the recovery of financing markets and our ability to obtain or refinance debt; our ability to comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; ability to dispose of existing properties in a manner consistent with our disposition strategy and liquidity needs; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing in the Company’s most recent form 10-K and subsequent 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Rooms	$104,627	$148,320	$201,213	$278,600
Food and beverage	60,644	91,157	117,750	170,281
Other hotel operating revenue	26,179	29,074	51,970	56,228

	191,450	268,551	370,933	505,109
Lease revenue	1,169	1,402	2,289	2,689

Total revenues	192,619	269,953	373,222	507,798

Operating Costs and Expenses:
Rooms	28,902	35,448	56,191	68,573
Food and beverage	44,129	59,777	86,956	116,520
Other departmental expenses	54,143	64,216	109,381	126,778
Management fees	7,659	11,047	14,422	20,656
Other hotel expenses	13,933	15,317	27,715	31,359
Lease expense	4,159	4,534	8,125	8,861
Depreciation and amortization	35,211	30,197	69,314	57,800
Impairment losses and other charges	49,755	—	50,214	—
Corporate expenses	5,456	7,566	15,880	14,996

Total operating costs and expenses	243,347	228,102	438,198	445,543

Operating (loss) income	(50,728)	41,851	(64,976)	62,255
Interest expense	(26,259)	(22,662)	(50,225)	(45,504)
Interest income	98	459	512	1,054
Loss on early extinguishment of debt	—	—	(883)	—
Equity in earnings of joint ventures	432	1,582	571	803
Foreign currency exchange (loss) gain	(1,109)	4,687	906	1,478
Other income (expenses), net	82	(177)	43	(439)

(Loss) income before income taxes, distributions in excess of noncontrolling interest capital, loss on sale of noncontrolling interests in hotel properties and discontinued operations	(77,484)	25,740	(114,052)	19,647
Income tax expense	(682)	(6,435)	(782)	(6,647)
Distributions in excess of noncontrolling interest capital	—	(784)	—	(784)

(Loss) income before loss on sale of noncontrolling interests in hotel properties and discontinued operations	(78,166)	18,521	(114,834)	12,216
Loss on sale of noncontrolling interests in hotel properties	—	(41)	—	(46)

(Loss) income from continuing operations	(78,166)	18,480	(114,834)	12,170
Income from discontinued operations, net of tax	—	2,068	—	7,268

Net (loss) income	(78,166)	20,548	(114,834)	19,438
Net loss (income) attributable to the noncontrolling interests in SHR’s operating partnership	1,007	(254)	1,453	(252)
Net income attributable to the noncontrolling interests in consolidated affiliates	(1,101)	(2,006)	(348)	(1,109)

Net (loss) income attributable to SHR	(78,260)	18,288	(113,729)	18,077
Preferred shareholder dividends	(7,722)	(7,722)	(15,443)	(15,443)

Net (loss) income attributable to SHR common shareholders	$(85,982)	$10,566	$(129,172)	$2,634

Basic (Loss) Income Per Share:
(Loss) income from continuing operations attributable to SHR common shareholders	$(1.14)	$0.11	$(1.72)	$(0.06)
Income from discontinued operations attributable to SHR common shareholders	—	0.03	—	0.10

Net (loss) income attributable to SHR common shareholders	$(1.14)	$0.14	$(1.72)	$0.04

Weighted average common shares outstanding	75,381	75,000	75,166	74,991

Diluted (Loss) Income Per Share:
(Loss) income from continuing operations attributable to SHR common shareholders	$(1.14)	$0.11	$(1.72)	$(0.06)
Income from discontinued operations attributable to SHR common shareholders	—	0.03	—	0.10

Net (loss) income attributable to SHR common shareholders	$(1.14)	$0.14	$(1.72)	$0.04

Weighted average common shares outstanding	75,381	75,048	75,166	74,991

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2009	December 31, 2008
Assets
Investment in hotel properties, net	$2,369,540	$2,383,860
Goodwill	80,081	120,329
Intangible assets, net of accumulated amortization of $4,003 and $3,096	35,254	32,277
Investment in joint ventures	81,938	82,122
Cash and cash equivalents	69,432	80,954
Restricted cash and cash equivalents	20,229	37,358
Accounts receivable, net of allowance for doubtful accounts of $2,512 and $2,203	64,734	70,945
Deferred financing costs, net of accumulated amortization of $8,885 and $6,655	14,871	10,375
Deferred tax assets	37,612	38,260
Other assets	47,184	52,687

Total assets	$2,820,875	$2,909,167

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,317,258	$1,301,535
Exchangeable senior notes, net of discount	167,241	165,155
Bank credit facility	260,500	206,000
Accounts payable and accrued expenses	197,534	281,918
Deferred tax liabilities	33,654	34,236
Deferred gain on sale of hotels	102,227	104,251

Total liabilities	2,078,414	2,093,095
Noncontrolling interests in SHR’s operating partnership	4,555	5,330

Equity:

SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,167,096 and 74,410,012 common shares issued and outstanding)	750	744
Additional paid-in capital	1,232,971	1,228,774
Accumulated deficit	(823,992)	(710,263)
Accumulated other comprehensive loss	(55,418)	(93,637)

Total SHR’s shareholders’ equity	712,232	783,539
Noncontrolling interests in consolidated affiliates	25,674	27,203

Total equity	737,906	810,742

Total liabilities and equity	$2,820,875	$2,909,167

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	June 30, 2009
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	75,167	75,167
Operating partnership units outstanding	971	971
Stock options outstanding	885	885
Restricted stock units outstanding	861	861

Combined shares, options and units outstanding	77,884	77,884
Common stock price at end of period	$1.11	$1.11

Common equity capitalization	$86,451	$86,451
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt (excludes discount on exchangeable senior notes)	1,757,758	1,757,758
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(69,432)	(69,432)

Total enterprise value	$2,320,773	$2,145,013

Net Debt / Total Enterprise Value	80.3%	78.7%
Preferred Equity / Total Enterprise Value	16.0%	17.3%
Common Equity / Total Enterprise Value	3.7%	4.0%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Total revenues (100%)	$30,006	$39,411	$58,198	$74,269
Property EBITDA (100%)	$9,441	$14,703	$17,947	$26,151

Equity in earnings of joint venture (SHR 45% ownership)
Property EBITDA	$4,248	$6,616	$8,076	$11,768
Depreciation and amortization	(1,922)	(1,747)	(3,825)	(3,647)
Interest expense	(1,970)	(3,577)	(4,031)	(7,988)
Other income (expense), net	41	(6)	(142)	(34)
Income taxes	(13)	(38)	200	302

Equity in earnings of joint venture	$384	$1,248	$278	$401

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings of joint venture	$384	$1,248	$278	$401
Depreciation and amortization	1,922	1,747	3,825	3,647
Interest expense	1,970	3,577	4,031	7,988
Income taxes	13	38	(200)	(302)

EBITDA Contribution for investment in Hotel del Coronado	$4,289	$6,610	$7,934	$11,734

FFO Contribution from investment in Hotel del Coronado
Equity in earnings of joint venture	$384	$1,248	$278	$401
Depreciation and amortization	1,922	1,747	3,825	3,647

FFO Contribution for investment in Hotel del Coronado	$2,306	$2,995	$4,103	$4,048

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.39%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	2.81%	250 bp	18,500	January 2011 (a)

			628,500
Cash and cash equivalents			(50,446)

Net Debt			$578,054

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2009	5.0%	$630,000	May 2009

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	June 2009	3.0%	$630,000	January 2010

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	February 2010	5.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Paris Marriott Champs Elysees:
Property EBITDA	$4,645	$6,092	$7,252	$10,096

Revenue (a)	$4,645	$6,092	$7,252	$10,096

Lease Expense	(2,985)	(3,213)	(5,847)	(6,272)
Less: Deferred Gain on Sale Leaseback	(1,146)	(1,315)	(2,246)	(2,579)

Adjusted Lease Expense	(4,131)	(4,528)	(8,093)	(8,851)

EBITDA Contribution from Leasehold	$514	$1,564	$(841)	$1,245

Marriott Hamburg:
Property EBITDA	$1,422	$1,668	$2,775	$3,229

Revenue (a)	$1,169	$1,402	$2,289	$2,689

Lease Expense	(1,174)	(1,321)	(2,278)	(2,589)
Less: Deferred Gain on Sale Leaseback	(53)	(61)	(104)	(119)

Adjusted Lease Expense	(1,227)	(1,382)	(2,382)	(2,708)

EBITDA Contribution from Leasehold	$(58)	$20	$(93)	$(19)

Total Leaseholds:
Property EBITDA	$6,067	$7,760	$10,027	$13,325

Revenue (a)	$5,814	$7,494	$9,541	$12,785

Lease Expense	(4,159)	(4,534)	(8,125)	(8,861)
Less: Deferred Gain on Sale Leaseback	(1,199)	(1,376)	(2,350)	(2,698)

Adjusted Lease Expense	(5,358)	(5,910)	(10,475)	(11,559)

EBITDA Contribution from Leasehold	$456	$1,584	$(934)	$1,226

	June 30, 2009	December 31, 2008
Security Deposits (b):
Paris Marriott Champs Elysees	$13,568	$15,507
Marriott Hamburg	7,015	6,984

Total	$20,583	$22,491

(a)	For the three and six months ended June 30, 2009 and 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three and six months ended June 30, 2009 and 2008, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, five other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus income or loss on income attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, and EBITDA.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net (Loss) Income Attributable to SHR Common Shareholders to EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (loss) income attributable to SHR common shareholders	$(85,982)	$10,566	$(129,172)	$2,634
Depreciation and amortization—continuing operations	35,211	30,197	69,314	57,800
Depreciation and amortization—discontinued operations	—	461	—	1,151
Interest expense—continuing operations	26,259	22,662	50,225	45,504
Income taxes—continuing operations	682	6,435	782	6,647
Income taxes—discontinued operations	—	(265)	—	(175)
Noncontrolling interests	(1,007)	254	(1,453)	252
Adjustments from consolidated affiliates (a)	(2,741)	(2,601)	(4,305)	(4,272)
Adjustments from unconsolidated affiliates	3,925	5,608	7,824	11,597
Preferred shareholder dividends	7,722	7,722	15,443	15,443

EBITDA	(15,931)	81,039	8,658	136,581
Realized portion of deferred gain on sale leasebacks	(1,199)	(1,376)	(2,350)	(2,698)
Loss (gain) on sale of assets—continuing operations	7	(17)	5	(134)
Loss (gain) on sale of assets—discontinued operations	—	2	—	(414)
Loss on sale of noncontrolling interests in hotel properties	—	41	—	46
Impairment losses and other charges	49,755	—	50,214	—
Impairment losses and other charges—adjustments from consolidated affiliates	(169)	—	(169)	—
Foreign currency exchange loss (gain) (b)	1,109	(4,687)	(906)	(1,478)
Hyatt Regency La Jolla noncontrolling interest (a)	—	(1,703)	—	(2,883)
Distributions in excess of noncontrolling interest capital	—	784	—	784
Loss on early extinguishment of debt	—	—	883	—

Comparable EBITDA	$33,572	$74,083	$56,335	$129,804

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net income attributable to SHR common shareholders under GAAP accounting rules for the three and six months ended June 30, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three and six months ended June 30, 2009.
(b)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net (Loss) Income Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (loss) income attributable to SHR common shareholders	$(85,982)	$10,566	$(129,172)	$2,634
Depreciation and amortization—continuing operations	35,211	30,197	69,314	57,800
Depreciation and amortization—discontinued operations	—	461	—	1,151
Corporate depreciation	(304)	(300)	(608)	(592)
Loss (gain) on sale of assets—continuing operations	7	(17)	5	(134)
Loss (gain) on sale of assets—discontinued operations	—	2	—	(414)
Loss on sale of noncontrolling interests in hotel properties	—	41	—	46
Realized portion of deferred gain on sale leasebacks	(1,199)	(1,376)	(2,350)	(2,698)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	358	410	701	804
Noncontrolling interests adjustments	(472)	(415)	(929)	(802)
Adjustments from consolidated affiliates (a)	(1,860)	(1,361)	(3,692)	(2,636)
Adjustments from unconsolidated affiliates	1,954	1,747	3,889	3,647

FFO	(52,287)	39,955	(62,842)	58,806
Convertible noncontrolling interests	(535)	669	(524)	1,054

FFO—Fully Diluted	(52,822)	40,624	(63,366)	59,860
Impairment losses and other charges	49,755	—	50,214	—
Impairment losses and other charges—adjustments from consolidated affiliates	(169)	—	(169)	—
Foreign currency exchange loss (gain), net of tax (b)	761	(3,838)	(1,416)	78
Hyatt Regency La Jolla noncontrolling interest (a)	—	(1,193)	—	(1,782)
Distributions in excess of noncontrolling interest capital	—	784	—	784
Loss on early extinguishment of debt	—	—	883	—

Comparable FFO	$(2,475)	$36,377	$(13,854)	$58,940

Comparable FFO per diluted share	$(0.03)	$0.48	$(0.18)	$0.77

Weighted average diluted shares	75,381	76,024	75,166	76,129

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net income attributable to SHR common shareholders under GAAP accounting rules for the three and six months ended June 30, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three and six months ended June 30, 2009.
(b)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity (b)
Punta Mita land parcel promissory note	N/A	N/A		$17,257	August 2009
Bank credit facility	4.06%	375 bp		260,500	March 2011
Westin St. Francis	1.01%	70 bp		220,000	August 2011
Fairmont Scottsdale	0.87%	56 bp		180,000	September 2011
InterContinental Chicago	1.37%	106 bp		121,000	October 2011
InterContinental Miami	1.04%	73 bp		90,000	October 2011
InterContinental Prague (c)	2.30%	120 bp	(c)	145,902	March 2012
Loews Santa Monica Beach Hotel	0.94%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	0.98%	67 bp		76,500	March 2012
Exchangeable senior notes, net of discount (d)	3.50%	Fixed		167,241	April 2012
Fairmont Chicago	1.01%	70 bp		123,750	April 2012
Hyatt Regency La Jolla	1.31%	100 bp		97,500	September 2012
Marriott London Grosvenor Square (e)	2.29%	110 bp	(e)	127,099	October 2013

				$1,744,999

(a)	Spread over LIBOR (0.31% at June 30, 2009).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Principal balance of €104,000,000 at June 30, 2009. Spread over three-month EURIBOR (1.10% at June 30, 2009).
(d)	Reflects the cash coupon.
(e)	Principal balance of £77,250,000 at June 30, 2009. Spread over three-month GBP LIBOR (1.19% at June 30, 2009).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.42%	100,000	August 2013
March 2007	4.84%	100,000	July 2012
March 2009	0.70%	50,000	September 2009
March 2009	0.78%	50,000	December 2009
March 2009	0.90%	75,000	April 2010
March 2009	1.12%	50,000	December 2010
March 2009	1.38%	50,000	August 2011
March 2009	0.64%	50,000	September 2009
March 2009	1.02%	50,000	December 2010
March 2009	0.64%	50,000	December 2009
March 2009	1.04%	100,000	February 2011
March 2009	1.22%	50,000	August 2011

	2.60%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR (f)	Notional Amount	Maturity
October 2007	3.22% - 5.72%	£77,250	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
September 2008	4.53%	€104,000	March 2012

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$475,000

At June 30, 2009, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ended December 31,	Amount
2009	$17,257
2010	7,766
2011	879,266
2012	736,537
2013	116,932
Thereafter	—

1,757,758
Less discount on exchangeable senior notes	(12,759)

Total	$1,744,999

Percent of fixed rate debt including U.S. and European swaps	82.1%
Weighted average interest rate including U.S. and European swaps (g)	3.63%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	3.77

(f)	In April 2009, we modified the GBP LIBOR interest rate swap agreement, which adjusts the fixed pay rate from 5.72% to 3.22% for the period from January 15, 2009 through January 17, 2011.
(g)	Excludes the amortization of deferred financing costs, amortization of the discount on the exchangeable senior notes and the amortization of the interest rate swap costs.